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                         EXHIBIT 10.31


                ROCHESTER TELEPHONE CORPORATION

                    MANAGEMENT PENSION PLAN

      Amendment No. 17 to the January 1, 1987 Restatement


     Pursuant to Article XI, Section 2.11 is amended, effective
January 1, 1994, by deleting the number $200,000 in the last sentence thereof and substituting in its place $150,000.

     IN WITNESS WHEREOF, the Employer has caused its duly authorized officer to execute this Amendment on its behalf this 15th day of November, 1993.

                               ROCHESTER TELEPHONE CORPORATION


                               By:  /s/ Josephine S. Trubek
                                   -------------------------
                                    Corporate Secretary

(53ED)
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                         EXHIBIT 10.31


                ROCHESTER TELEPHONE CORPORATION

                    MANAGEMENT PENSION PLAN

      Amendment No. 18 to the January 1, 1987 Restatement


         Pursuant to Article XI, the Plan is amended, effective
January 1, 1994, as follows:

         1. Section 3.1 is amended by deleting the second paragraph thereof and substituting in its place the following:

         Notwithstanding the above, this Plan does not cover any Employee who (1) is in a unit of employees covered by a collective bargaining agreement unless such agreement provides for the application of this Plan to the employees in such unit, (2) is not in a collective bargaining unit but is in a non-exempt hourly status,
         (3) is a temporary employee, or (4) is a Leased
         Employee.

         2. Section 4.1 is amended by adding to the end of the first paragraph thereof the following new sentence:

         The five year average compensation factor used in (1) above shall be the higher of the average obtained using calendar years of service or the average obtained using 12-consecutive-month years of service ending on a Participant's date of retirement or any anniversary thereof.

         3. Section 4.3 is amended by adding to the end thereof the following new subsection (c):

              (c) TRANSFERS FROM UPSTATE PARTNERS.  A
         Participant may elect to transfer his accrued benefit from the Upstate Partners Pension Plan to this Plan in accordance with the terms of the Upstate plan. In this event, the Participant shall be credited for all purposes under this Plan with all service and compensation he has with both the Employer and, to the extent taken into account in determining his accrued benefit, the Upstate Partners. The Participant's Accrued Benefit shall be determined under the terms of this Plan taking into account such aggregate service and compensation provided that in no event shall the Accrued Benefit be less than the aggregate of the accrued benefit transferred from the Upstate Partners

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         Pension Plan plus the Accrued Benefit under the Plan,
         if any, immediately preceding the transfer of the accrued benefit from the Upstate Partners Pension Plan to this Plan.

         4. Section 5.12 is amended by deleting the first sentence thereof and substituting in its place the following:

         Neither an eligible Employee under Section 3.1 who continues working beyond Normal Retirement Age nor an eligible Employee under Section 3.1 who has commenced receiving Plan benefits and is subsequently re-employed by the Employer shall be entitled to receive benefits from this Plan during his period of employment with the Employer.

         5. Article V is amended by adding to the end thereof the following new Section 5.18:

Enhanced      SECTION 5.18  (a) ELIGIBLE PARTICIPANTS.  This
Retire-  Section 5.18 provides enhanced benefits for
ment     Participants who are in the active employ of the
Option Employer, on January 3, 1994, including Participants on vacation, and who, without application of the terms of this Section, have at least five Years of Service on this date. Notwithstanding the foregoing, this Section does not cover persons who on January 3, 1994 are on pre-pension leave or who are executive officers of the Employer.

              (b) INCREASE IN ACCRUED BENEFIT. Each eligible Participant's Accrued Benefit determined as of January 3, 1994 shall be calculated by adding five years to the Participant's actual age on such date and by adding five Years of Service to the Participant's actual Years of Service on such date. Notwithstanding the above, an eligible Participant whose last day of work is on or before March 31, 1994 shall have the additional five Years of Service added to his actual Years of Service determined as of his or her retirement date. All other factors used in computing a Participant's Accrued Benefit on January 3, 1994 shall be those actually in effect on this date. Any Participant who becomes entitled to receive a benefit from the Plan on and after January 3, 1994, shall receive the higher of his or her Accrued Benefit determined under this Section as of such date or the benefit calculated under other applicable Plan provisions using relevant factors on the determination date without the addition of the five years of age and service provided for in this Section.

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              (c) INCREASE IN AGE AND SERVICE FOR BENEFIT
         ENTITLEMENT PURPOSES. As of January 3, 1994, each eligible Participant shall have five years added to his or her actual age on such date and five years to his or her actual Years of Service on such date for purposes of determining eligibility to receive a normal or an early retirement service pension under Sections 5.1, 5.2 or 5.3 of the Plan. In determining whether a Participant has the requisite age or service to retire on and after January 3, 1994, an eligible Participant shall be considered to have the higher of his or her age and service as determined under this provision on January 3, 1994 or his or her actual age and service on the date the determination is made.

              (d) IMPACT ON VESTING. Service credit granted under this Section 5.18 shall not be taken into account for determining the portion of a Participant's benefit that is vested.


         IN WITNESS WHEREOF, the Employer has caused its duly authorized officer to execute this Amendment on its behalf this 10th day of February, 1994.

                               ROCHESTER TELEPHONE CORPORATION


                               By: /s/ Josephine S. Trubek
                                   -------------------------
                                    Josephine S. Trubek
                                    Corporate Secretary

(53ED)